EXHIBIT 10.7

                                 LEASE AGREEMENT

         THIS LEASE is made and executed by and between CARL HERNDON ("Landlord") and JUPITER MARINE INTERNATIONAL HOLDINGS, INC., a Florida corporation ("Tenant").

                                    SECTION I
                    DEMISE AND DESCRIPTION OF LEASED PROPERTY
                    -----------------------------------------

                  Landlord hereby leases to Tenant and Tenant leases from Landlord that certain premises situated at:

                   1101 & 1103 12th Avenue East, Palmetto, FL 34221

and all furniture, fixtures, equipment and improvements located thereon (the "Premises"). Notwithstanding the foregoing, Landlord represents and warrants that Landlord shall bring the Premises into compliance with all laws, rules, statutes and codes for the intended use of the Premises. Other than the Landlord requirement to bring the Premises into compliance, it is specifically agreed and understood that the Premises are being leased to Tenant in its "AS-IS" physical condition and Landlord shall not be obligated or responsible to correct, repair or improve any physical condition of the Premises or the Building. Tenant shall not use or permit the Premises or any part thereof to be used for any purpose or purposes other than what is currently allowable under the current applicable zoning for the Premises.

                                   SECTION II
                                      TERM

         The term of this Lease shall be for five years, commencing on December 6, 2005 (the "Commencement Date") and ending on December 5, 2010. This Lease shall automatically renew for three (3) additional terms of five (5) years each ("Renewal Periods"); however, Landlord may terminate this Lease prior to the commencement of any of the Renewal Periods.

                                   SECTION III
                                  MONTHLY RENT
                                  ------------

         Tenant shall pay to the Landlord as rent the following sums ("Monthly Rent") plus applicable sales tax:

         INITIAL TERM:

         December 6, 2005 - January 5, 2006:  $10,000.00 plus sales tax and additional rent
         January 6, 2006 - February 5, 2006:  $20,000.00 plus sales tax and additional rent
         February 6, 2006 - December 5, 2006: $30,700.00 plus sales tax and additional rent
         December 6, 2006 - December 5, 2007: $32,235.00 plus sales tax and additional rent
         December 6, 2007 - December 5, 2008: $33,846.75 plus sales tax and additional rent
         December 6, 2008 - December 5, 2009: $35,539.09 plus sales tax and additional rent
         December 6, 2009 - December 5, 2010: $37,316.04 plus sales tax and additional rent

         For each of the Renewal Periods, annual rent shall increase by 5% per year. (For example, during the first Renewal Period, Monthly Rent for the period of December 6, 2010 through December 5, 2011 shall be $39,181.84 and Monthly Rent for the period of December 6, 2011 through December 5, 2012 shall be $41,140.93.)

         In addition to Monthly Rent, each month, Tenant shall also pay to Landlord additional rent equal to one-twelfth of the estimated real property taxes for the Premises. Landlord shall notify Tenant prior to each Lease year of the estimated real property taxes for the following Lease Year. Once the actual property taxes for the Premises can be ascertained, an adjustment shall be made accordingly (either Landlord will give Tenant a credit if the amount collected is higher than actual property taxes or Tenant shall pay Landlord the difference as additional rent if the amount actually collected is lower than actual property taxes). The monthly installments (including additional rent) shall be payable in advance on the first day of each month, but the Monthly Rent shall not be late until after the tenth day of each month. In the event any rental payment, of any type, due hereunder, shall not be paid by the tenth day of each month, in addition to any other rights Landlord shall have, a Late Payment Penalty of five percent (5%) of the amount of such payment not timely made shall be due to Landlord. In addition to any late payment penalty, interest shall accrue on any such payments from the date of default, at a rate equal to the lesser of eighteen percent (18%) per annum, or the maximum interest rate allow by law. All rent payable to the Landlord under any provision of this Lease shall be paid to the Landlord or as the Landlord may otherwise designate, in lawful money of the United States, at the address of the Landlord or such other place as the Landlord in writing may designate, without any set-off or deduction whatsoever, and without prior demand therefore.

                                   SECTION IV
                                SECURITY DEPOSIT
                                ----------------

         Tenant shall deposit with Landlord the amount of $50,000.00 ("Security Deposit"), upon Tenant's execution and submission of this Lease. The Security Deposit shall be in the form of cash payable to the Landlord. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. In the event that Tenant is in Default hereunder and fails to cure within any applicable time pertained under this Lease, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant within ten (10) days after Tenant has vacated the Premises.

                                    SECTION V
                           EXPENSES - TRIPLE NET LEASE
                           ---------------------------

         The parties agree that this Lease is a "Triple Net Lease" and Tenant shall pay all expenses in connection with the Premises, including, but not limited to all building maintenance, landscaping and lawn care, real estate taxes, personal property taxes, insurance, assessments, utilities and utility deposits. Tenant shall pay all applicable sales tax on the rent payments.

                                   SECTION VI
                          WASTE AND NUISANCE PROHIBITED
                          -----------------------------

         Tenant shall not commit, or suffer to be committed, any waste or nuisance on the Premises.

                                   SECTION VII
                                   ABANDONMENT
                                   -----------

         Tenant shall not vacate or abandon the Premises at any time during the term of this Lease and if Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of the Landlord, be deemed to be abandoned.

                                  SECTION VIII
                                ENTRY BY LANDLORD
                                -----------------

         In addition to Landlord's rights pursuant any other provision of the Lease, Landlord and Landlord's employees and other agents shall have the tight, but not the obligation, at all reasonable hours, to enter upon, and pass through the Premises from time to time in, order to (a) make an examination of the Premises, and (b) show the Premises to prospective purchasers, mortgagees, prospective mortgagees, and others. In the event of an emergency, Landlord and Landlord's employees and other agents shall have the right, but not the obligation, without any notice to Tenant to (a) enter upon and pass through the Premises as Landlord shall deem appropriate to respond to the emergency, and (b) take such other or further action to make repairs or alterations for the safety and preservation of the Premises. Landlord shall conduct its activities on the Premises as allowed in this Section in a manner that will cause the least possible inconvenience, annoyance or disturbance to Tenant.

                                   SECTION IX
                                 EMINENT DOMAIN
                                 --------------

         If a portion of the Premises should become subject to an eminent domain proceeding, Tenant shall be required to continue to pay any and all amounts due under this Agreement so long as the Tenant has the use of the Premises. If the Premises shall become subject to an eminent domain proceeding, this Agreement shall terminate upon the date that possession of the Premises is granted to any such governmental authority, either by an award by a court of competent jurisdiction or by agreement between the Landlord and any such governmental agency.

                                    SECTION X
                                     NOTICES
                                     -------

         All notices, demands, or communications that either party desires or is required to give to the other party shall be in writing and shall be deemed duly delivered when delivered by a commercially recognized overnight service (such as Federal Express) or by certified mail, return receipt requested and addressed as follows:

                  To Landlord:      Carl Herndon
                                    2720 NE 44th Street
                                    Lighthouse Point, FL 33064

                  To Tenant:        Jupiter Marine International Holdings, Inc.
                                    3391 SE 14th Avenue
                                    Ft. Lauderdale, FL  33316

         Either party may change its address for notification purposes by notifying the other party of such change of address in the manner as above provided.

                                   SECTION XI
                                   ALTERATIONS
                                   -----------

         During the Term of the Lease, Tenant will make no alterations, additions or improvements in or to the Premises, of any kind or nature, including, but not limited to, alterations, additions or improvements in, to, or on, telephone or computer installations (the "Alterations"), without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. Should Landlord consent to any proposed Alterations by Tenant, such consent will be conditioned upon Tenant's agreement to comply with all requirements established by Landlord. All Alterations made hereunder will become Landlord's property when incorporated into or affixed to the Building. However, at Landlord's option Landlord may, at the expiration of the Lease Term, require Tenant, at Tenant's expense, to remove Alterations made by or on behalf of Tenant and to restore the Premises to its original condition.

                                   SECTION XII
                      DAMAGE OR DESTRUCTION OF IMPROVEMENTS
                      -------------------------------------

         Tenant shall complete any work of restoration, repair, replacement or rebuilding with respect to the Premises required to be performed as a result of condemnation by any applicable governmental authority or fire or other casualty during the Term of the Lease (the "Restoration Work") which becomes necessary at any time during the Term. Whenever Tenant shall be required under the Lease to carry out any Restoration Work, Landlord shall be entitled to receive any applicable Insurance proceeds and condemnation award in trust. Landlord may apply all or any portion of such proceeds to cure a default by Tenant, and shall otherwise disburse, in Landlord's reasonable discretion, such proceeds or awards to Tenant for reimbursement for the costs and expenses of such Restoration Work. With respect to any Restoration Work, Tenant shall (a) obtain Landlord's prior written approval of Tenant's construction plans, budget, and schedule; (b) provide Landlord with true and complete certified copies of all permits and authorizations from applicable government authority necessary to complete such Restoration Work; (c) provide Landlord with evidence, satisfactory to Landlord, that Tenant has sufficient insurance coverages and funds earmarked to complete such Restoration Work; and (d) provide Landlord with evidence, satisfactory to Landlord, of payment and performance bonds. Tenant shall carry out any Restoration Work in a good and workmanlike manner, lien free, in accordance with the plans approved by Landlord and in compliance with all applicable building, land use and zoning laws, codes and ordinances and all of the terms and conditions of the Lease. Accordingly, Tenant shall (a) diligently obtain all permits and authorizations from applicable governmental authority necessary for the Restoration Work at the earliest possible date; (b) commence the Restoration Work at the earliest possible date; and (c) thereafter in a diligent and continuous manner, and in accordance with the construction schedule which has been approved by Landlord, prosecute the Restoration Work to completion at the earliest possible date. If Tenant shall fail or neglect at any time to supply sufficient workmen or sufficient materials of proper quality, or fail in any other respect to prosecute any Restoration Work in a diligent and continuous manner, then Landlord may give notice to Tenant of such failure or neglect. If such failure or neglect continues for 10 days after such notice, then Landlord, in addition to all other rights which Landlord may have, shall have the right, but not the obligation, to do any or all of the following as Landlord deems necessary to complete such Restoration Work: (a) declare a default by Tenant under the Lease; (b) enter upon the Premises; (c) provide, or cause to be provided, labor and/or materials upon the Premises; (d) perform, or cause to be performed, any contract; and (e) do or cause to be done, such other acts and things as Landlord may deem advisable. Landlord shall be entitled to reimbursement, out of any Insurance proceeds, condemnation awards, and any other monies held by Landlord for application to the cost of Restoration Work, for all costs and expenses incurred by Landlord in completing any Restoration Work pursuant to this Section. All such costs and expenses for which Landlord is not so reimbursed shall be borne by Tenant, in addition to any or all damages to which Landlord shall be entitled under the Lease. Upon Landlord's demand, which may be made from time to time as such costs and expenses are incurred, Tenant shall pay for such costs and expenses as additional Rent.

                                  SECTION XIII
                                    UTILITIES
                                    ---------

                  Tenant shall, at Tenant's own cost and expense, arrange for and obtain all such utility services as are necessary for Tenant's use of the Premises, including those for drainage, water, sewer, electricity, power, gas, heating, lighting, telephones, cable television, and other electronic communications. Tenant shall pay when due all fees and charges in connection with the providing of such services without any offset against the Rent. Tenant shall, at Tenant's own cost and expense, arrange for and be responsible for the maintaining the landscaping located adjacent to the Premises.

                                   SECTION XIV
                                      LIENS
                                      -----

         Tenant shall keep all of the Premises and every part thereof free and clear of any and all mechanics' liens and other liens in connection with work or labor done, services performed, or materials or appliances used or furnished for or in connection with any operations of the leased Premises. Tenant shall at all times promptly and fully pay and discharge all claims on which any such lien may be based, and Tenant shall indemnify Landlord against all such liens and claims of liens and suits or other proceedings pertaining thereto.

         Tenant shall have the right to contest the correctness of the validity of any such lien if, upon demand by Landlord, Tenant procures a good and sufficient surety bond naming Landlord as the beneficiary against any such lien. In addition, the Tenant shall pay any cost, liability, or damage resulting from such contest. The bond shall provide for the payment of any sum that the claimant may recover on the claim together with costs of suit, if it recovers in the action.

                                   SECTION XV
                                    INSURANCE
                                    ---------

         (1) Required Insurance. Tenant shall, at Tenant's own cost and expense, obtain and maintain at all times during the Term the following types of insurance ("Insurance"):

             (i) general liability insurance and premises liability insurance, including, without limitation, protecting against any and all liability occasioned by negligence, occurrence, accident, or disaster in or about the Premises, with such insurable limits as Landlord may from time to time require with respect to any one occurrence, accident, disaster, or incident of negligence, with respect to injuries to any one person, and with respect to damage to property. In no event shall such limits be less than $1,000,000 per occurrence and $5,000,000 in the aggregate;

             (ii) hazard insurance, protecting with extended coverage and broad form coverage against loss or damage to the Premises by fire, lightning, windstorm, hail, flood, explosion, hurricane, riot, civil commotion, vehicles, aircraft, smoke, war damage (when available), falling objects, collapse, sudden tearing asunder, breakage of glass, freezing, electricity, sprinkler damage, water damage, earthquake, vandalism, malicious mischief, and such other insurable risks, casualties, and hazards as Landlord may from time to time specify, in an amount of the greater of either (i) $3,000,000, or (ii) an amount that represents the full replacement value of the Premises, without deduction for depreciation. Such full replacement value shall be determined, at Tenant's expense, at annual intervals, by one or more of the insurers, or by an architect, contractor, appraiser, or appraisal company selected by Tenant and acceptable to Landlord in Landlord's sole discretion. Subject to the requirements of Landlord's mortgagee (if any), all proceeds from hazard insurance shall be applied, in accordance with the applicable restoration provisions of the Lease, to the cost of any Restoration Work (hereinafter defined) with respect to the damage which occasioned the payment of such proceeds;

             (iii) such worker's compensation insurance, employer's liability insurance, and other insurance as may be required from time to time by applicable law;

             (iv) Tenant shall be responsible for maintaining insurance for Tenant's property located at the Premises.

         (2) Delivery. All Insurance, together with receipts showing payment of the premiums, shall be delivered to, and left in the possession of Landlord. All renewals of Insurance shall be delivered to Landlord no less than 30 days before the expiration date of the Insurance then in effect.

         (3) Form and Substance. All Insurance shall (a) be in such form and substance, in such amounts, and with such company or companies licensed to do business in the State of Florida as are satisfactory to Landlord; (b) name as insureds Tenant, Landlord, and Landlord's mortgagee(s) (if any); (c) include a mortgagee clause in standard form if there are any such mortgagees; (d) require notice of any cancellation or change to be sent to Landlord at least 30 days before such cancellation or change, or, if such 30-day notice period is generally unavailable, such lesser notice period as is generally available from time to time; and (e) provide that the loss, if any, shall be payable to Landlord.

         (4) Insurance Obtained by Landlord. If, at any time or times during the Term, Tenant shall neglect or fail to obtain, deliver to Landlord, and maintain in full force and effect any insurance, Landlord:

                  (i) may effect such Insurance as the agent of Tenant by taking out a policy or policies issued by a company or companies satisfactory to Landlord. The amount of the premium or premiums paid for such Insurance by Landlord shall be immediately due from Tenant to Landlord as additional Rent upon demand; and

                  (ii) shall not be limited, in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of such neglect or failure, to the amount of the premium or premiums not paid or incurred by Tenant which would have been payable upon such Insurance, but shall also be entitled to recover as damages for such breach, the uninsured amount of any loss, liability, damage, claim, cost, and expense of suit, judgment, and interest suffered or incurred by Landlord.

         (5) Assignment Upon Default. From and after the occurrence of an default by Tenant, or the occurrence of any other event which would give Landlord the right to terminate the Lease, all right, title, and interest of Tenant in and to any Insurance, including any premium for and dividends upon such Insurance, are assigned to Landlord. This provision shall be self-operating, and no further documentation shall be necessary now or in the future to evidence or to confirm such assignment.

                                   SECTION XVI
                            INSOLVENCY AND BANKRUPTCY
                            -------------------------

         Either (a) the filing by Tenant of a voluntary petition in bankruptcy or the making of an assignment for the benefit of creditors, or (b) the consenting by Tenant to the appointment of a receiver or trustee of all or any part of its property, or (c) the filing by a Tenant of a petition or answer seeking reorganization under the Bankruptcy Act or any other applicable law, or
(d) the filing by Tenant of a petition to take advantage of any insolvency act shall constitute a breach of this Lease by the occurrence of any such event. This Lease shall terminate ten days after written notice of termination given by Landlord to Tenant. Upon the occurrence of any of (a), (b), (c) or (d) above, Tenant shall notify Landlord of the same.

                                  SECTION XVII
                                TENANT'S DEFAULT
                                ----------------

         The occurrence of any of the following events shall constitute a default by Tenant:

         (1) failure to pay rent within five days after such rent becomes due, or

         (2) abandonment and vacation of the Premises or failure to occupy for thirty consecutive days, or

         (3) failure to perform any other provisions of this Lease if the failure to perform is not cured within ten days after notice has been given to Tenant, except that Tenant shall perform its obligations immediately if the nature of the problem presents a hazard or emergency. If the default cannot reasonably be cured within ten days, Tenant shall not be in default of this Lease if Tenant commences to cure the default within the thirty day period and diligently and in good faith continues to cure the default.

         Notices given under this Section shall specify the alleged default under the applicable lease provision(s) and shall demand that Tenant perform under the appropriate provision(s) of this Lease.

                                  SECTION XVIII
                               LANDLORD'S REMEDIES
                               -------------------

         In the event of a default by Tenant, Landlord may without limiting Landlord in the exercise of any other right or remedy which may be provided by law:

         (1) terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including but not limited to recovery for the loss of rent, the cost of receiving possession of the Premises and any necessary renovations and alterations on the Premises. In the event Tenant shall have abandoned the Premises, Landlord shall have the option of (a) taking possession of the Premises and recovering from Tenant the amount specified in this Paragraph or (b) proceeding under the provisions of the following Paragraph.

         (2) maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

                                   SECTION XIX
                    LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT
                    -----------------------------------------

         Landlord, at any time after Tenant commits a default, may cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, plus interest at ten percent (10%) per annum.

                                   SECTION XX
                               LANDLORD'S DEFAULT
                               ------------------

         Landlord shall be in default of the terms of this Lease if it fails to perform any provision of this Lease that it is obligated to perform and such failure to perform is not cured within thirty days after notice has been given to Landlord, except that Landlord shall perform its obligations immediately if the nature of the problem presents a hazard or emergency. If the default cannot reasonably be cured within thirty days, Landlord shall not be in default of this Lease if Landlord commences to cure the default within the fifteen day period and diligently and in good faith continues to cure the default.

         Notices given under this Section shall specify the alleged default under the applicable Lease provision(s) and shall demand that Landlord perform under the appropriate provision(s) of this Lease.

                                   SECTION XXI
                                 INDEMNIFICATION
                                 ---------------

         Tenant agrees to indemnify, defend and hold harmless Landlord and its agents from and against all claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses, including reasonable attorneys' fees and costs through all appeals, incurred or suffered by Landlord and arising from or in any way connected with the Premises or the use thereof or any acts, omissions, neglect or fault of Tenant or any of Tenant's contractors, employees, agents or invitees, including, but not limited to, any breach of this Lease or any death, personal injury or property damage occurring in or about the Premises or arising from Hazardous Waste or arising from Tenant's holdover after expiration of the Term. Tenant will reimburse Landlord upon request for all costs incurred by Landlord in the interpretation and enforcement of any provision of this Lease and/or the collection of any sums due to Landlord under this Lease, including collection agency fees, and reasonable attorneys' fees and costs, regardless of whether litigation is commenced, and through all appellate actions and proceedings if litigation is commenced.

                                  SECTION XXII
                                 ATTORNEYS' FEES
                                 ---------------

         If either party commences an action against the other party resulting from or in connection with this Lease, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and costs of suit at the pre-trial, trial, and appellate levels.

         Should Landlord be named as a Defendant in any suit brought against Tenant in connection with or resulting from Tenant's occupancy of the Premises, then Tenant shall pay to Landlord its costs and expenses incurred in such suit, including reasonable attorneys' fees.

         Should Tenant be named as a Defendant in any suit brought against Landlord in connection with or resulting from Landlord's ownership of the Premises, then Landlord shall pay Tenant its costs and expenses incurred in such suit, including reasonable attorneys' fees.

                                  SECTION XXIII
                               REMEDIES CUMULATIVE
                               -------------------

         All remedies hereinbefore and hereinafter conferred on Landlord and Tenant shall be deemed cumulative and no one remedy shall be exclusive of the other or any other remedy conferred by law.

                                  SECTION XXIV
                                    AUTHORITY
                                    ---------

         Landlord and Tenant represent to each other that each party has the power and authority to execute, deliver and perform this Lease and to carry out its terms and performance of this Lease.

                                   SECTION XXV
                             ASSIGNMENT AND SUBLEASE
                             -----------------------

         Without Landlord's prior written consent, which may be granted or withheld in Landlord's sole discretion, Tenant shall not in any manner make, or permit or suffer to occur, any assignment, sublease or occupancy arrangement, conveyance, transfer, conditional or collateral assignment, pledge, hypothecation, or other encumbrance, whether by operation of law or otherwise, of the Lease or any interest in the Lease. Any of the foregoing done without Landlord's prior written consent shall be void. Any assignment, conveyance, or transfer, by operation of law or otherwise, of 50% or more of the ownership and/or voting interest, legal or equitable, in Tenant in one or more transactions over time shall be deemed an assignment of an interest in the Lease for the purposes of this Section, without Landlord's prior written consent which may be granted or withheld in Landlord's sole discretion. Tenant shall not in any manner permit or suffer to occur at any time during the Term the operation of any business at or upon the Premises by any person or entity other than Tenant.

                                  SECTION XXVI
                              ESTOPPEL CERTIFICATES
                              ---------------------

         Tenant agrees that within seven (7) days after request by any mortgagee of the Premises. Tenant will execute, acknowledge and deliver to the mortgagee a notice in form and substance satisfactory to the mortgagee, setting forth such information as the mortgagee may require with respect to the Lease and/or the Premises. If for any reason Tenant does not timely comply with the provisions of this Section, Tenant will be deemed to have confirmed that the Lease is in full force and effect with no defaults on the part of either part and without any right of Tenant to offset, deduct or withhold any Rent.

                                  SECTION XXVII
                                     WAIVER
                                     ------

         The waiver by either Landlord or Tenant of any term, covenant, or condition herein contained or the failure of either Landlord or Tenant to take action with respect to any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or any breach of any term, covenant, or condition herein contained.

         The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

                                 SECTION XXVIII
                                  HOLDING OVER
                                  ------------

         Any holding over after the expiration of the term of this Lease without the express written consent of the Landlord shall be construed to be a "hold over" subject to the provisions of Fla. Stat. 83.06 for the period immediately after the expiration of the term of this Lease Agreement and such hold over period shall be otherwise subject to the same terms and conditions specified in this Lease.

                                  SECTION XXIX
                         APPLICABLE LAW AND CONSTRUCTION
                         -------------------------------

         The laws of the State of Florida shall govern the validity, performance and enforcement of this Lease. The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of the remaining provisions of this Lease.

         The headings of the sections contained herein are for reference only and do not define, limit, or construe the contents of the sections.

                                   SECTION XXX
                                  PARTIES BOUND
                                  -------------

         The covenants, terms and conditions herein contained shall, subject to the provisions as to assignment, transfer, and subletting, apply to and bind the successors and assigns of the parties hereto.

                                  SECTION XXXI
                       CONDITION OF PREMISES; DISPOSITION
                       ----------------------------------
                         OF IMPROVEMENTS; TRADE FIXTURES
                         -------------------------------

         Tenant shall, on the last day of the Term or upon any termination of the Lease, surrender and deliver up the Premises into the possession and use of Landlord (a) without fraud or delay, (b) "broom clean" and in good order, condition, and repair, (c) free and clear of all letting and occupancies, and
(d) without any payment or allowance by Landlord on account of or for the Premises. All personal property and other belongings which are left upon the Premises at the time of such surrender shall be deemed to have been abandoned. Without limiting Landlord's rights and remedies, if Tenant holds over in possession of the Premises beyond the end of the Lease Term, during the holdover period the Rent will be double the amount of the Rent due and payable for the last month of the Lease Term.

                                  SECTION XXXII
                                  SUBORDINATION
                                  -------------

         The Lease is and at all times will be subject and subordinate to all present and future mortgages or ground leases which may affect the Premises and to all recastings, renewals, modifications, consolidations, replacements, and extensions of any such mortgage(s), and to all increases and voluntary and involuntary advances made thereunder. The foregoing will be self-operative and no further instrument of subordination will be required.

                                 SECTION XXXIII
                                ENTIRE AGREEMENT
                                ----------------

         This Lease constitutes the entire agreement of the parties and it may only be amended or modified by a written agreement signed by both parties and approved as may be required by any applicable lending institution.

                                  SECTION XXXIV
                               TIME OF THE ESSENCE
                               -------------------

         Time is of the essence of this Lease and of each and every covenant, term, and condition hereof.

                                  SECTION XXXV
                COMPLIANCE WITH ENVIRONMENTAL LAWS AND PROCEDURES
                -------------------------------------------------

         (1) Hazardous Waste. "Hazardous Waste" shall mean toxic or hazardous waste, pollutants or substances, including, without limitation, bio hazardous materials, medical waste, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substance", "toxic substance", "toxic pollutant", or similarly identified substance or mixture, in or pursuant to any "Environmental Law". "Environmental Law" shall include, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C Section 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act of 1976, as amended, 15 U.S.C. Section 2601, et seq., and the Clean Water Act, 33 U.S.C. Section 446 et seq., as amended. The term "Environmental Law" also includes, but is not limited to, any present and then applicable federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law or other approval of a governmental authority relating to compliance with Environmental Law by the Premises requiring notification or disclosure of releases of Hazardous Waste to any governmental authority or other person or entity, imposing environmental conditions or requirements in connection with permits or other authorization for lawful activity at the Premises.

         (2) Tenant's Covenants. Tenant shall not manufacture or dispose of any Hazardous Waste at the Premises or store or use any Hazardous Waste at the Premises in such quantities, concentrations, forms or levels, or otherwise in a manner which is in violation of any applicable Environmental Law. Tenant shall comply with all Environmental Law and other ordinances and regulations applicable to the Premises, and shall promptly comply with all governmental orders and directives for the correction prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole cost and expense. To the extent that Tenant generates any medical or biohazardous waste in conjunction with Tenant's use of the Premises, Tenant, at Tenant's sole cost and expense, shall obtain and maintain throughout the Lease Term a service contract with a duly licensed medical or biohazardous waste transportation and disposal company. Copies of such service contract shall be provided to Landlord each year during the Lease Term.

         (3) Indemnification by Tenant. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees for attorneys of Landlord's choice, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from the Premises of any Hazardous Waste (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees for attorneys of Landlord's choice, costs of any settlement or judgment or claims asserted or arising under any Environmental Law, and any and all other statutes, laws, ordinances, codes, rules, regulations, orders or decrees regulating, with respect to or imposing liability, including strict liability, substances or standards of conduct concerning any Hazardous Waste), regardless of whether within Tenant's contract provided that the foregoing was occasioned by the acts or negligence of Tenant, its agents, employees or licensees. The aforesaid indemnification and hold harmless agreement shall benefit Landlord from the date hereof and shall continue notwithstanding any termination of the Lease and, without limiting the generality of the foregoing such obligations shall continue for the benefit of Landlord and. any subsidiary of Landlord during and following any possession of the Premises thereby or any ownership of the Premises thereby, whether arising by eviction, surrender by Tenant or otherwise, such indemnification and hold harmless agreement to continue forever.

         (4) Notice of Environmental Complaint. If Tenant shall receive any notice of: (1) the happening of any material event involving the spill, release, leak, seepage, discharge or cleanup of any Hazardous Waste at the Premises or in connection with Tenant's operations thereon; or (2) any complaint, order, citation or material notice with regard to air emissions, water discharges or any other environmental, health or safety matter affecting Tenant (an "Environmental Complaint") from any person or entity, then Tenant immediately shall notify Landlord orally and in writing of said notice.

         (5) Landlord's Reserve Rights. Landlord shall have the right but not the obligation (and without limitation of Landlord's rights under the Lease) to enter onto the Premises or to take such other actions as it shall deem necessary or advisable to clean up, remove, resolve or minimize, the impact of, or otherwise deal with, any such Hazardous Waste or Environmental Complaint following receipt of any notice from any person or entity having jurisdiction asserting the existence of any Hazardous Waste or an Environmental Complaint pertaining to the Premises or any part thereof which, if true, could result in an order, suit or other action against Tenant and/or which, in Landlord's sole opinion, could jeopardize its security under the Lease. All reasonable costs and expenses incurred by Landlord in the exercise of any such rights shall be payable by Tenant upon demand as Rent if same were occasioned by the activities of Tenant, its employees or licensees.

         (6) Environmental Audits. If Landlord shall have good reason to believe that Hazardous Waste has been discharged on the Premises by Tenant, its employees or licensees, Landlord shall have the right, in its sole discretion, to require Tenant to perform periodically to Landlord's satisfaction (but not more frequently than annually unless an Environmental Complaint shall be then outstanding), at Tenant's expense, an environmental audit and, if deemed necessary by Landlord, an environmental risk assessment of: (a) the Premises;
(b) Hazardous Waste management practices and/or (c) Hazardous Waste disposal sites used by Tenant. Said audit and/or risk assessment must be by an environmental consultant reasonably satisfactory to Landlord. Should Tenant fail to perform any such environmental audit or risk assessment within thirty (30) days after Landlord's request, Landlord shall have the right to retain an environmental consultant to perform such environmental audit or risk assessment. All costs and expenses incurred by Landlord in the exercise of such rights shall be secured by the Lease and shall be payable by Tenant upon demand as Rent.

         (7) Breach. Any breach of any warranty, representation or agreement contained in this Section shall be a default under the Lease and shall entitle Landlord to exercise any and all remedies provided in the Lease or otherwise permitted by law.

         (8) Radon Gas. In accordance with Florida Law, the following disclosure is hereby made:

                  RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building hi sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida, Additional information regarding radon and radon testing may be obtained from your county public health unit.

                                  SECTION XXXVI
                               PLACEMENT OF SIGNS
                               ------------------

         At no time during the Term shall Tenant place and/or install, or cause to be placed and/or installed, any sign upon any part of the Premises, unless

(a) Tenant shall have obtained Landlord's prior written consent, which may be granted or withheld in Landlord's sole discretion, (b) the sign and its placement and/or installation are in full compliance at all times with all requirements of applicable law and governmental authority, and (c) Tenant shall bear all costs and expenses related to the sign and its placement and/or installation.

                                 SECTION XXXVII
                             LIMITATION OF LIABILITY
                             -----------------------

         Notwithstanding any contrary provision of the Lease: (i) Tenant will look solely (to the extent insurance coverage is not applicable or available) to the interest of Landlord (or its successor as Landlord hereunder) in the Premises for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach, of the Lease by Landlord or its successor or of Landlord's managing agent (including any beneficial owners, partners, corporations and/or others affiliated or in any way related to Landlord or such successor or managing agent) and Landlord has no personal liability hereunder of any kind, and (ii) Tenant's sole right and remedy in any action or proceeding concerning Landlord's reasonableness (where the same is required under the Lease) will be an action for declaratory judgment and/or specific performance.

                                 SECTION XXXVIII
                             RIGHT OF FIRST REFUSAL
                             ----------------------

         If Landlord has made a bona fide offer to a third party to sell the Premises, Landlord must make the same offer in writing to the Tenant, and under the same terms that were made with the third party. Within fifteen (15) days after the written offer is made, the Tenant must either accept or deny the offer in writing. If no written acceptance or denial is made, the offer shall be deemed to be denied by the Tenant, and the Landlord may sell the Premises to the third party, free and clear of this Right of First Refusal.

         IN WITNESS WHEREOF, the parties have executed this Lease Agreement to be effective in all respects as of the 6th day of December, 2005.


                                    LANDLORD:
Witnesses:

_____________________________       /s/Carl Herndon
                                    -----------------------------------
Print name:__________________       CARL HERNDON





____________________________        TENANT:
Print name:_________________
                                    JUPITER MARINE INTERNATIONAL HOLDINGS, INC.
                                    a Florida corporation

                                    By:/s/Lawrence Tierney
                                    ----------------------
                                    Print Name: Lawrence Tierney
                                    Title: Chief Financial Officer

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